Exhibit 23.6

Icon Law LLC (UEN:202233399R) Level 6, 9 Raffles Place Republic Plaza Singapore 048619	Internet: www.iconlaw.sg We do not accept service of court documents by fax or email.

Our Ref:2024-00031

BY EMAIL ONLY

23 August 2024

HTL Capital Ltd.

(the “Company”)

5/F, Sattva Galleria

BBMP Khata No. 277/278/316

Byatarayanapura, Virupakshapura

Ward No.277, Bengaluru,

Karnataka 560092 India

Attention: Board of Directors

Dear Sir/ Madam,

FORM F-1, AS AMENDED AND SUPPLEMENTED – LETTER OF CONSENT

1.	We have acted as legal advisors as to the laws of the Republic of Singapore to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), as filed with the United States Securities and Exchange Commission, under the United States Securities Act of 1933, as amended to date in relation to the offer of up to 3,750,000 ordinary shares with no par value.

2.	We confirm that we do not have any objections to the descriptions of Singapore law in the Registration Statement, including but not limited to the heading “ENFORCEABILITY OF CIVIL LIABILITIES” and elsewhere in the Registration Statement.

3.	We hereby consent the filing of this letter as an exhibit to the Registration Statement.

Yours faithfully,

/s/ Icon Law LLC

ICON LAW LLC